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                                                                    Exhibit 21.1

                        SUBSIDIARIES OF THE REGISTRANT

Subsidiary                                      Jurisdiction of Organization
----------                                      ----------------------------

Dataware Technologies (UK) Ltd.                 England

Dataware Technologies Pte Ltd                   Singapore

Dataware Technologies A/S                       Denmark

Creative Multimedia Corporation                 Oregon

Green Book International Corporation            Canada